                                                                   EXHIBIT 10(a)

                               STOCK AGREEMENT



         THIS STOCK AGREEMENT (the "Agreement") is made and executed this 17th day of March, 1997, by and among DELTA AIR LINES, INC., a Delaware corporation ("Delta"), DELTA AIR LINES HOLDINGS, INC., a Delaware corporation ("Delta Holdings"), ATLANTIC SOUTHEAST AIRLINES, INC., a Georgia corporation ("Airlines"), and ASA HOLDINGS, INC., a Georgia corporation ("ASA Holdings").

         WHEREAS, Delta previously acquired capital stock in Airlines pursuant to that certain Stock Purchase Agreement dated May 28, 1986, between Delta and Airlines (the "Purchase Agreement");

         WHEREAS, Delta has previously assigned all its right, title and interest in and to any and all capital stock owned by Delta in Airlines to Delta Holdings, whereupon Delta ceased to be a shareholder of record of Airlines and currently is not a shareholder of record of any capital stock in or to Airlines or ASA Holdings; and

         WHEREAS, effective 11:59 p.m. E.S.T. on December 31, 1996, Airlines undertook a reorganization transaction (the "Subject Transaction") pursuant to which Airlines has become a wholly owned subsidiary of ASA Holdings; and

         WHEREAS, under the Subject Transaction, all capital stock owned of record by Delta Holdings in Airlines was automatically converted to the same number of shares of capital stock in ASA Holdings, whereupon Delta Holdings ceased to own of record any capital stock in Airlines; and

         WHEREAS, the parties desire to (i) set forth herein the applicable terms, conditions and other provisions originally contained under the Purchase Agreement which shall apply as between Delta and Delta Holdings, as applicable, on the one hand, and ASA Holdings, on the other, with respect to all capital stock now owned or hereafter acquired by Delta Holdings in ASA Holdings (the "Subject Stock") and (ii) except as noted in subclause (i), terminate in its entirety the Purchase Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

I.       RECITALS.

         All parties acknowledge and agree that all of the foregoing recitals are true and correct.

II.      TERMINATION.

         In accordance with Section 7.8 of the Purchase Agreement, the parties acknowledge and agree that the Purchase Agreement is hereby amended in its entirety as hereinafter provided.

III.     COVENANTS.

         3.1 ASA Holdings' Board of Directors. ASA Holdings agrees that, if Delta or Delta Holdings shall so request, (i) as promptly as practicable, ASA Holdings will take such action as may be necessary to cause the election to ASA Holdings' Board of Directors of two designees selected by Delta or Delta Holdings and reasonably acceptable to ASA Holdings and (ii) for as long as Delta or Delta Holdings owns at least 10% of the outstanding common stock of ASA Holdings, ASA Holdings will include at least two designees of Delta or Delta Holdings reasonably acceptable to ASA Holdings on the slate of nominees for election as directors nominated by the ASA Holdings' Board of Directors and will use its reasonable best efforts to assure that such individuals are elected to ASA Holdings' Board of Directors (including, without limitation, by soliciting proxies in favor of their election).

         3.2 Equity Accounting. ASA Holdings will furnish to Delta and Delta Holdings all information that is required by generally accepted accounting principles to enable Delta and Delta Holdings to account for its investment in ASA Holdings pursuant to the equity method if Delta or Delta Holdings elects or is required by generally accepted accounting principles to do so. To the extent reasonably requested by Delta or Delta Holdings, ASA Holdings will, and will cause its employees, independent public accountants and other representatives to, provide information regarding ASA Holdings to, and otherwise cooperate with, Delta and Delta Holdings so as to enable Delta and Delta Holdings to prepare financial statements in accordance with generally accepted accounting principles and to comply with its reporting requirements and other disclosure obligations under applicable federal securities laws and regulations.

         3.3     Registration Rights.

                 (a) Demand Rights. If, at any time Delta Holdings shall desire to sell any or all of the Subject Stock, or any "New Securities" (as defined in Section 3.4 hereof) acquired by Delta Holdings pursuant to Section
3.4 hereof (for purposes of this Section 3.3, the "Subject Stock" shall include such New Securities), under circumstances requiring registration under the Securities Act of 1933, as amended (the "Securities Act"), and shall so advise ASA Holdings by written notice (which notice shall specify the number of shares of the Subject Stock proposed to be sold, describe the method of proposed sale and contain an undertaking by Delta Holdings to provide all such information and to take all such action as may be required in order to permit ASA Holdings to comply with all applicable requirements of the Securities and Exchange Commission (the "SEC") and to obtain acceleration of the effective date of such registration statement), ASA Holdings shall promptly prepare and file a registration statement with the SEC relating to such Subject Stock designated in such notice and use its reasonable best efforts to cause such registration statement to become effective and remain effective for a period of not less than six months (or such lesser period as the parties may agree); provided, however, that ASA Holdings shall not be obligated to effect more than three such registrations. If the plan of distribution specified by Delta Holdings with respect to any such registration involves the selection of a managing underwriter or underwriters, such managing underwriter or underwriters shall be chosen by Delta Holdings, subject to the reasonable approval of

ASA Holdings. In connection with any such registration, ASA Holdings will make such filings, and will use its reasonable best efforts to cause such filings to become effective, so that the Subject Stock proposed to be sold shall be registered or qualified for sale under the securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the Subject Stock covered by the registration statement; provided, however, that ASA Holdings shall not be required to register as a broker or dealer in any jurisdiction where it is not then so registered or to qualify to do business as a foreign corporation in any jurisdiction where it is not then so qualified or to file any general consent to service of process.

                 (b) Piggyback Rights. If, at any time ASA Holdings shall propose the registration under the Securities Act of an underwritten offering of shares of capital stock, ASA Holdings shall give written notice to Delta and Delta Holdings of such proposed registration and will use its reasonable best efforts to include in such registration such number of shares of the Subject Stock as Delta Holdings shall request in writing within 15 days after receipt of ASA Holdings' notice and to cause such Subject Stock to be offered to the public on the same terms (including the method of distribution and, in the case of shares of the same class of stock, the offering price) applicable to the other shares of capital stock to be included in such offering; provided, however, that if the managing underwriter or underwriters of such offering shall determine in good faith and so advise ASA Holdings in writing that the number of shares of capital stock proposed to be sold in such offering (including the shares of the Subject Stock proposed to be sold by Delta Holdings) exceeds the number which can be sold in such offering, ASA Holdings shall be required to include in such offering only such number of shares of the Subject Stock, which, when added to the number of shares of capital stock proposed to be sold by ASA Holdings in such offering, can, in the good faith judgment of the managing underwriter or underwriters, be sold without adversely affecting the success of the offering (it being understood, however, that if other holders of capital stock of ASA Holdings shall have requested the inclusion of their shares in such registration, the number of shares held by Delta Holdings and the number of shares of capital stock of ASA Holdings held by such other holders to be included in such offering shall be determined on a pro-rata basis).

                 (c) Expenses. ASA Holdings shall pay all fees and expenses in connection with any registration effected pursuant to this Section 3.3, except for underwriting discounts and commissions to brokers or dealers attributable to the Subject Stock being sold by Delta Holdings and the fees and disbursements of any counsel and accountants retained by Delta Holdings in connection with such registration.

                 (d) Indemnification. In the case of any registration effected pursuant to this Section 3.3, ASA Holdings and Delta Holdings will each provide the other and any underwriter retained in connection therewith with customary indemnities.

         3.4     Preemptive Rights.

                 (a) For so long as Delta Holdings owns at least 10% of the outstanding common stock of ASA Holdings, if ASA Holdings proposes to issue any shares of any class of its voting securities

(such securities, together with any voting securities which Delta Holdings has the right to acquire under this Section 3.4(a) upon the exercise of any employee stock options or upon the issuance of any voting securities for consideration other than cash, hereinafter collectively referred to as the "New Securities"), ASA Holdings shall promptly advise Delta and Delta Holdings in writing of the terms on which the New Securities are to be issued. Delta Holdings shall have the right, which may be exercised at any time within 30 days following such notice, to acquire on the same terms and conditions as such proposed issuance (or, in the case of the issuance of any New Securities upon the exercise of any employee stock options, at the market price of such securities on the date of exercise, or in the case of the issuance of any New Securities for consideration other than cash, at a cash price equal to the fair market value of such non-cash consideration on the date that ASA Holdings first agrees to issue such New Securities) its pro rata share of the New Securities. Delta Holdings' pro rata share of the New Securities shall be determined by multiplying the total number of New Securities by a fraction, the numerator of which is the total number of votes represented by the voting securities then owned by Delta Holdings and the denominator of which is the total number of votes represented by all of the then outstanding voting securities.

                 (b) Notwithstanding the foregoing, ASA Holdings need not notify Delta and Delta Holdings of the issuance of New Securities upon the exercise of employee stock options or of any other issuances of New Securities which in the aggregate represent less than 1% of the total number of votes represented by all then outstanding voting securities, but shall notify Delta and Delta Holdings within 15 days after the end of each fiscal quarter of ASA Holdings (or more frequently if requested by Delta Holdings) as to the number of shares of New Securities so issued during such quarter. Delta Holdings' right under this Section 3.4 to purchase its pro rata share of New Securities may, at the election of Delta Holdings, be exercised at any time within 30 days following the notice given pursuant to this Section 3.4(b) or such right to purchase New Securities after a notice given pursuant to this Section 3.4(b) shall cumulate and may be carried forward and exercised by Delta Holdings at the time of and together with the subsequent purchase of additional New Securities by Delta Holdings pursuant to the next notice received by Delta Holdings pursuant to Subsection (a) of this Section 3.4.

                 (c) For purposes of this Section 3.4, (i) the term "voting securities" shall mean any securities of ASA Holdings entitled to vote generally in the election of directors; (ii) the term "current market price" of any voting securities shall mean, on the day in question, the last reported sale price (regular way) on the principal national securities exchange on which such securities are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of such securities as reported through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or if price quotations for such securities are not reported through NASDAQ or a comparable system, the average of the closing bid and asked prices of such securities as furnished by two members of the National Association of Securities Dealers, selected from time to time by ASA Holdings for that purpose; and (iii) the term "fair market value" of any non-cash consideration on the date in question shall mean the fair market value of such consideration as mutually agreed by ASA Holdings and Delta Holdings, or if such parties are unable to agree, as determined by an investment banking firm mutually agreeable to both parties. In the event that the parties are unable to agree on an investment banking firm, then each party shall name its own investment banking firm and such firms shall select a third investment banking firm to determine the "fair market value" of any non-cash consideration. The fees and expenses of such third investment banking firm shall be borne equally by ASA Holdings and Delta Holdings.

         3.5 Right of First Refusal. If at a time when Delta Holdings owns at least 5% of the outstanding common stock of ASA Holdings, Delta Holdings proposes to sell any voting securities (as defined in Section 3.4(c)) then owned by it either (i) to five or fewer persons pursuant to a registration statement prepared as a result of Delta Holdings' exercise of its demand rights under Section 3.3(a), or (ii) in a private sale without registration under the Securities Act, Delta Holdings shall promptly advise ASA Holdings in writing of the price and terms on which such voting securities are to be sold and, if known, the intended purchaser of such voting securities. ASA Holdings shall have the right, which may be exercised at any time within 30 days following such notice, to acquire all, but not less than all, of the voting securities proposed to be sold at the same price and on the same terms as such proposed sale; provided, however, that if such price is payable in whole or in part in consideration other than cash, the price payable by ASA Holdings shall be payable in cash and shall be equal to the fair market value of such non-cash consideration on the date Delta Holdings first agrees to sell such voting securities, determined as provided in Section 3.4(c). If ASA Holdings does not exercise its right to purchase the voting securities proposed to be sold, Delta Holdings shall be free to sell such voting securities at the same price and on the same terms contained in Delta Holdings' written notice to ASA Holdings within the one hundred twenty (120) day period following the expiration of ASA Holdings' thirty (30) day exercise period.

         3.6 Covenant to Satisfy Conditions. Each of the parties hereto will use their respective reasonable best efforts, and cooperate with the other, to ensure that the conditions set forth in Article III hereof are satisfied as promptly as practicable.

IV.      MISCELLANEOUS.

         4.1 Brokers. ASA Holdings and Delta Holdings each represent and warrant to the other that neither has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby. Delta Holdings and ASA Holdings each agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees or commissions asserted by any person on the basis of any act or statement alleged to have been made by such party.

         4.2 Expenses. Each party shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         4.3 Survival of Representations. All representations, warranties and agreements made by ASA Holdings and Delta Holdings in this Agreement shall survive the execution of this Agreement and the consummation of any transaction contemplated herein and any investigation at any time made by or on behalf of any party hereto.

         4.4 Adjustments. In the event of any change in the common stock of ASA Holdings by reason of stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the number and kind of shares subject to this Agreement shall be appropriately adjusted.

         4.5 Legend. The certificates representing the Subject Stock shall bear a legend in substantially the following form:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT, AND IN COMPLIANCE WITH THE APPLICABLE LAWS OF ANY STATE OR OTHER JURISDICTION. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO RESTRICTIONS CONTAINED IN A STOCK AGREEMENT DATED MARCH 17, 1997, AMONG DELTA AIR LINES, INC., DELTA AIR LINES HOLDINGS, INC., ATLANTIC SOUTHEAST AIRLINES, INC., AND ASA HOLDINGS, INC., A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF ASA HOLDINGS, INC.

         4.6 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between all or any number of the parties with respect to its subject matter.

         4.7 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         4.8 Amendment; Waiver. This Agreement may be amended only by a written instrument duly executed by each of ASA Holdings, Airlines, Delta, and Delta Holdings. To the extent permitted by law, any condition to a party's obligations hereunder may be waived in writing by such party.

         4.9 Parties in Interest. This Agreement will be binding upon, inure to the benefit of and be enforceable by ASA Holdings, Airlines, Delta and Delta Holdings and their respective successors and assigns. This Agreement may not be assigned by the parties hereto, except that Delta Holdings may assign its rights hereunder to Delta or to any directly or indirectly wholly owned subsidiary or parent of Delta or Delta Holdings; provided, however, that no such assignment shall relieve Delta Holdings of any of its obligations hereunder.

         4.10 Specific Performance. ASA Holdings acknowledges and agrees that Delta Holdings would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Delta Holdings shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which it may be entitled, at law or in equity.

         4.11 Notices. All notices, claims, certificates, requests, demands and other communications hereunder ("notices") will be given in writing and will be deemed to have been duly given when hand-delivered or, if mailed, three days after being mailed (registered or certified mail, postage prepaid, return receipt requested) addressed as follows:

                 (a)      If to Delta Holdings to:

                          Delta Air Lines Holdings, Inc.
                          Suite 1305
                          1105 North Market Street
                          Wilmington, Delaware 19801
                          Attention: Secretary

                 (b)      If to Delta to:

                          Delta Air Lines, Inc.
                          Hartsfield Atlanta International Airport
                          1030 Delta Boulevard
                          Atlanta, Georgia 30320
                          Attention: Chief Executive Officer

                          copy to:

                          Senior Vice President-General Counsel & Secretary Delta Air Lines, Inc.
                          Hartsfield Atlanta International Airport
                          1030 Delta Boulevard
                          Atlanta, Georgia 30320

                 (c)      If to Airlines or ASA Holdings:

                          ASA Holdings, Inc.
                          100 Hartsfield Centre Parkway, Suite 800
                          Atlanta, Georgia 30354
                          Attn: John W. Beiser, President

                          copy to:

                          Altman, Kritzer & Levick, P.C.
                          6400 Powers Ferry Road
                          Suite 224
                          Atlanta, Georgia 30339
                          Attn: Craig H. Kritzer, Esq.

or, in either case, such other address as the person to whom notice is to be given may have previously furnished to the others in the manner set forth above.

         4.12 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Georgia, without regard to the principles of conflicts of law.

         4.13 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

            (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    DELTA AIR LINES, INC.



                                    By: /s/ Thomas J. Roeck, Jr.
                                       -----------------------------------------
                                    Title: Senior Vice President-Finance and
                                          --------------------------------------
                                             Chief Financial Officer
                                             -----------------------





                                    DELTA AIR LINES HOLDINGS, INC.



                                    By: /s/ [illegible]
                                       -----------------------------------------
                                    Title: Treasurer
                                          --------------------------------------



                                    ATLANTIC SOUTHEAST AIRLINES, INC.



                                    By: /s/ John W. Beiser
                                       -----------------------------------------
                                    Title: President
                                          --------------------------------------


                                    ASA HOLDINGS, INC.



                                    By: /s/ John W. Beiser
                                       -----------------------------------------
                                    Title: President
                                          --------------------------------------